EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Third Quarter 2017 Results

ENGLEWOOD CLIFFS, N.J., Oct. 26, 2017 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $13.1 million for the third quarter of 2017 compared with $7.7 million for the second quarter of 2017 and $11.9 million earned during the third quarter of 2016.  Diluted earnings per share were $0.41 for the current quarter versus $0.24 earned in the second quarter of 2017 and $0.39 earned in the third quarter of 2016.

Earnings per share, adjusted for charges related to the taxi medallion portfolio and securities gains, amounted to $0.46 for the third quarter of 2017, as compared with $0.42 for the second quarter of 2017 and $0.40 for the third quarter of 2016. Taxi medallion pretax charges/provisions amounted to $3.0 million, $9.7 million, and $4.8 million during the third quarter 2017, second quarter 2017 and third quarter 2016, respectively. A $4.1 million pretax securities gain was realized during the third quarter of 2016.

Frank Sorrentino, ConnectOne’s Chairman and CEO stated, “Third quarter operating results reflect increasing strong core performance, with return on tangible equity (excluding taxi medallion charges) surpassing 14%.   Key business drivers showed continued momentum with deposit and loan growth achieving near-historic levels. Loans receivable increased by $128 million during the quarter, including non-CRE loans which increased in excess of 20% annualized.  Loan growth since year-end 2016 amounted to $413.5 million or 15.8% on an annualized basis. In addition, we designated approximately $42 million of performing multifamily “non-relationship” loans as held-for-sale, which is anticipated to close in the fourth quarter of 2017 and would result in a modest gain and help to further diversify our loan portfolio.  We also achieved strong progress in increasing core deposits.  For the current quarter, our average core deposits (total deposits excluding time deposits) increased by $125 million, or 20.9% on an annualized basis.  Return on assets for the third quarter, including $3.0 million of taxi charges, was 1.10% and return on tangible equity was 12.8%. When excluding the aforementioned taxi charges, the adjusted return on assets and return on tangible equity was 1.25% and 14.5%, respectively, while our 3.44% net interest margin for the quarter is stabilizing and our efficiency ratio improved to below 40%.”

Mr. Sorrentino added, “Operationally, we are expanding our deposit gathering initiatives with the opening of our first commercial banking office on Long Island, located on the Nassau/Suffolk border in Melville, NY. The new office is the Bank’s second location in New York State and enables ConnectOne to further provide best in class service to existing NY-based customers while also fostering new relationships on Long Island.  ConnectOne has long worked with businesses in the New York metropolitan area to help them reach their goals and grow. Two years ago, we opened our first New York branch in Manhattan, and quickly realized the need for institutions with ConnectOne’s capabilities as a larger bank that can also provide the one-on-one service we specialize in. Our expansion to Long Island is a natural extension of our market focus.”

Mr. Sorrentino continued, “Looking ahead, we remain focused on driving shareholder return by executing against key strategic objectives including diversified loan growth, core deposit funding to match growth, and leveraging our infrastructure through economies of scale and technological advancements.  In addition, strong earnings retention is funding balance sheet growth in excess of 10%. We are diligently building a stronger company and our third quarter and year-to-date results demonstrate our commitment to and success in achieving these goals.”

Operating Results

Fully taxable equivalent net interest income for the third quarter of 2017 was $37.9 million, an increase of $2.1 million, or 5.8%, from the second quarter of 2017, resulting from an increase in average interest-earning assets of 5.0% combined with a little-changed net interest margin, which contracted by 1 basis-point to 3.44% from 3.45%.  Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.3 million during both the third and second quarters of 2017.  Excluding purchase accounting adjustments, the adjusted net interest margin was 3.41% in the third quarter of 2017, contracting by 1 basis-point from the second quarter 2017 adjusted net interest margin of 3.42%. The decrease in net interest margin was primarily attributable to increased deposit funding costs, offset by higher yields on loans.

Fully taxable equivalent net interest income for the third quarter of 2017 increased by $4.2 million, or 12.3%, from the third quarter of 2016, resulting from an increase in average interest-earning assets of 8.4% and the widening of the net interest margin by 12 basis-points to 3.44% from 3.32%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.3 million and $1.0 million during the third quarter of 2017 and 2016, respectively.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.41% in the third quarter of 2017, widening by 19 basis-points from the third quarter of 2016 adjusted net interest margin of 3.22%. The increase in the adjusted net interest margin was primarily attributable to a higher volume of loans which reduced excess cash balances resulting in an improved asset-mix, partially offset by increased cost in deposit funding and lower yields on securities.

Noninterest income totaled $1.8 million in the third quarter of 2017, $1.4 million in the second quarter of 2017 and $5.6 million in the third quarter of 2016.  There were no net securities gains during the third and second quarters of 2017. The third quarter of 2016 included net securities gains of $4.1 million.  Excluding the securities gains, noninterest income increased approximately $0.3 million when compared to the sequential quarter and the prior year third quarter.  The increase was due primarily to a bank owned life insurance death benefit recorded during the third quarter of 2017.

Noninterest expenses totaled $18.6 million for the third quarter of 2017, down $6.7 million from $25.3 million for the second quarter of 2017 and up $4.1 million from $14.6 million for the third quarter of 2016.  The decrease from the sequential quarter was mainly attributable to the valuation allowance adjustment on taxi medallion loans held-for-sale, which declined to $3.0 million in the current quarter from $9.7 million in the second quarter of 2017.  The increase in noninterest expenses from the prior year third quarter was mainly attributable to the aforementioned $3.0 million taxi medallion valuation allowance; there was no valuation allowance in the prior year’s period.  In addition, increases in salaries and employee benefits ($1.1 million), FDIC insurance premiums ($0.1 million), data processing ($0.2 million), partially offset by decreases in other expense ($0.2 million) and occupancy and equipment expenses ($0.1 million) contributed to the overall increase in noninterest expense from the third quarter of 2016.  The increases over the prior year third quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $5.6 million for the third quarter of 2017, compared to $2.1 million for the second quarter of 2017 and $5.4 million for the third quarter of 2016.  Included in income tax expense for the first nine months of 2017 is a benefit of $180 thousand, which resulted from the effect of implementing ASU 2016-09, which relates to the recognition of excess tax benefits in the income statement (formerly through equity) that result from employee share-based payment awards. The effective tax rate for the current quarter was 30.0% versus 21.4% for the sequential quarter and 31.5% for the prior year third quarter.  Excluding any changes to the taxi medallion valuation allowance, the effective tax rate for 2017 is expected to be maintained in the low 30% range.

Asset Quality

The provision for loan losses was $1.5 million in both the third and second quarters of 2017, down from $6.8 million in the third quarter of 2016.  The decrease from the prior year quarter was largely attributable to a lower level of specific credit reserves.

As of September 30, 2017, loans held-for-sale included loans secured by NYC taxi medallions, predominantly corporate medallions totaling $47.4 million (net of a $15.3 million valuation allowance), compared to $65.6 million (with no valuation allowance) as of December 31, 2016.  The decrease was primarily attributable to the aforementioned taxi medallion valuation allowance and a payoff of two corporate medallions for $1.1 million.  The increase of the valuation allowance to $15.3 million compared to year-end 2016 was the result of reduced medallion lease revenues, lower transfer valuations as reported by the New York City Taxi and Limousine Commission, and uncertainty surrounding institutional investor interest in the NYC taxi business. The valuation allowance results in a per medallion value of approximately $348,000 as of September 30, 2017, down from approximately $374,000 as of June 30, 2017.  Management continues to find market interest for taxi medallion loans to be extremely limited, especially for relatively smaller portfolios such as the Bank’s.  Management is however experiencing continued success at restructuring loans in the portfolio and is encouraged by the cash flows being generated.  Therefore, Management is currently considering returning the taxi medallion loans to loans held-for-investment.  Although no decision has been made at the present time, if the loans are transferred back, they will be recorded at the held-for-sale valuation at the time of transfer.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $61.2 million at September 30, 2017, $69.4 million at December 31, 2016 and $12.1 million at September 30, 2016. Included in nonperforming assets were taxi medallion loans, totaling $47.4 million at September 30, 2017, $63.0 million at December 31, 2016 and $3.6 million at September 30, 2016.  Nonperforming assets as a percentage of total assets were 1.26% at September 30, 2017, 1.57% at December 31, 2016, and 0.28% at September 30, 2016.  Excluding the taxi medallion loans, nonaccrual loans increased to $13.8 million at September 30, 2017, from $5.7 million at December 31, 2016 and $7.9 million at September 30, 2016.  Nonaccrual loans as a percentage of loans receivable, excluding taxi medallion loans, were 0.35% at September 30, 2017, 0.16% at December 31, 2016 and 0.24% at September 30, 2016.

The net charge-off (recovery) ratio was (0.00)% for the third quarter of 2017, (0.01)% for the second quarter of 2017 and 0.22% for the third quarter of 2016. The allowance for loan losses represented 0.77%, 0.74%, and 1.09% of loans receivable as of September 30, 2017, December 31, 2016 and September 30, 2016, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 217.2% as of September 30, 2017, 449.0% as of December 31, 2016 and 319.3% as of September 30, 2016.

Selected Balance Sheet Items

At September 30, 2017, the Company’s total assets were $4.8 billion, an increase of $418 million from December 31, 2016. Loans receivable at September 30, 2017 were $3.9 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $413 million from December 31, 2016, primarily attributable to increases in multifamily ($280 million), other commercial real estate ($100 million), commercial and industrial ($88 million), and residential real estate ($32 million), offset by decreases in construction ($87 million).

The Company’s stockholders’ equity was $558 million at September 30, 2017, an increase of $26.7 million from December 31, 2016. The increase in stockholders’ equity was primarily attributable to an increase of $25.4 million in retained earnings and approximately $1.4 million of equity issuance related to stock-based compensation.  As of September 30, 2017, the Company’s tangible common equity ratio and tangible book value per share were 8.71% and $12.78, respectively.  As of December 31, 2016, the tangible common equity ratio and tangible book value per share were 8.93% and $11.96, respectively. Total goodwill and other intangible assets were approximately $148 million and $149 million as of September 30, 2017 and December 31, 2016, respectively.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third Quarter 2017 Conference Call

Management will host a conference call and audio webcast at 10:00 a.m. ET on October 26, 2017 to review the Company's financial performance and operating results.  The conference call dial-in number is 785-424-1809, access code 6217589. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Company’s website at ir.ConnectOneBank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 26, 2017 and ending on Thursday, November 2, 2017 by dialing 719-457-0820, access code 6217589. An online archive of the webcast will be available following the completion of the conference call at ir.ConnectOneBank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWWPR
646.376.7042; jciorciari@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS	(unaudited)		(unaudited)
Cash and due from banks	$41,114	$37,150	$49,028
Interest-bearing deposits with banks	100,148	163,249	184,766
Cash and cash equivalents	141,262	200,399	233,794

Securities available-for-sale	400,516	353,290	338,459

Loans held-for-sale (net of $15,287, $-0-, $-0- valuation allowance)	89,386	78,005	15,112

Loans receivable	3,889,289	3,475,832	3,445,476
Less: Allowance for loan losses	29,870	25,744	37,615
Net loans receivable	3,859,419	3,450,088	3,407,861

Investment in restricted stock, at cost	29,672	24,310	24,535
Bank premises and equipment, net	21,917	22,075	22,112
Accrued interest receivable	14,841	12,965	12,497
Bank owned life insurance	110,762	98,359	97,644
Other real estate owned	-	626	626
Goodwill	145,909	145,909	145,909
Core deposit intangibles	2,533	3,088	3,281
Other assets	28,538	37,234	25,974
Total assets	$4,844,755	$4,426,348	$4,327,804

LIABILITIES
Deposits:
Noninterest-bearing	$719,582	$694,977	$655,683
Interest-bearing	2,904,187	2,649,294	2,613,266
Total deposits	3,623,769	3,344,271	3,268,949
Borrowings	585,124	476,280	481,337
Subordinated debentures (net of $498, $621, $665 in debt issuance costs)	54,657	54,534	54,490
Other liabilities	23,514	20,231	23,440
Total liabilities	4,287,064	3,895,316	3,828,216

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,726	374,287
Additional paid-in capital	12,840	11,407	10,409
Retained earnings	151,851	126,462	130,885
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive (loss) income	(2,829)	(2,846)	724
Total stockholders' equity	557,691	531,032	499,588
Total liabilities and stockholders' equity	$4,844,755	$4,426,348	$4,327,804

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	09/30/17	09/30/16	09/30/17	09/30/16
Interest income
Interest and fees on loans	$43,241	$37,803	$121,879	$109,381
Interest and dividends on investment securities:
Taxable	1,695	1,774	5,042	5,879
Tax-exempt	870	988	2,655	2,867
Dividends	362	352	982	1,074
Interest on federal funds sold and other short-term investments	170	261	555	541
Total interest income	46,338	41,178	131,113	119,742
Interest expense
Deposits	6,113	5,159	16,717	13,532
Borrowings	3,206	2,995	9,135	9,472
Total interest expense	9,319	8,154	25,852	23,004

Net interest income	37,019	33,024	105,261	96,738
Provision for loan losses	1,450	6,750	4,000	13,500
Net interest income after provision for loan losses	35,569	26,274	101,261	83,238

Noninterest income
Annuities and insurance commissions	-	68	39	140
Income on bank owned life insurance	985	615	2,402	1,843
Net gains on sale of loans held-for-sale	50	56	120	147
Deposit, loan and other income	721	706	2,023	1,984
Net gains on sale of investment securities	-	4,131	1,596	4,234
Total noninterest income	1,756	5,576	6,180	8,348

Noninterest expenses
Salaries and employee benefits	8,872	7,791	25,710	23,143
Occupancy and equipment	1,969	2,049	6,215	6,450
FDIC insurance	840	745	2,550	1,955
Professional and consulting	740	667	2,192	2,078
Marketing and advertising	225	293	770	817
Data processing	1,176	1,002	3,474	3,036
Amortization of core deposit intangible	169	193	555	627
Increase in valuation allowance, loans held-for-sale	3,000	-	15,325	-
Other expenses	1,650	1,811	5,402	5,150
Total noninterest expenses	18,641	14,551	62,193	43,256

Income before income tax expense	18,684	17,299	45,248	48,330
Income tax expense	5,607	5,443	12,608	15,224
Net income	13,077	11,856	32,640	33,106
Less: Preferred stock dividends	-	-	-	22
Net income available to common stockholders	$13,077	$11,856	$32,640	$33,084

Earnings per common share:
Basic	$0.41	$0.39	$1.02	$1.10
Diluted	0.41	0.39	1.01	1.09

Dividends per common share	$0.075	$0.075	$0.225	$0.225

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
Selected Financial Data	(dollars in thousands)
Total assets	$4,844,755	$4,681,280	$4,460,816	$4,426,348	$4,327,804
Loans receivable:
Commercial	641,613	610,442	541,690	554,065	644,430
Commercial real estate-other	1,254,720	1,218,995	1,192,074	1,154,154	1,139,641
Multifamily	1,330,485	1,251,962	1,134,760	1,050,067	961,163
Commercial construction	399,453	431,049	460,611	486,228	471,109
Residential	264,244	251,108	242,883	232,547	229,401
Consumer	1,912	2,005	2,811	2,380	2,879
Gross loans	3,892,427	3,765,561	3,574,829	3,479,441	3,448,623
Unearned net origination fees	(3,138)	(3,989)	(3,166)	(3,609)	(3,147)
Loans receivable	3,889,289	3,761,572	3,571,663	3,475,832	3,445,476
Loans held-for-sale (net of valuation allowance)	89,386	51,124	62,255	78,005	15,112
Total loans	$3,978,675	$3,812,696	$3,633,918	$3,553,837	$3,460,588

Securities available-for-sale	$400,516	$402,130	$352,476	$353,290	$338,459
Goodwill and other intangible assets	148,442	148,611	148,804	148,997	149,190
Deposits:
Noninterest-bearing demand	719,582	695,522	671,183	694,977	655,683
Other interest-bearing deposits	1,825,828	1,752,523	1,714,081	1,681,158	1,605,927
Time deposits	1,078,359	982,328	970,213	968,136	1,007,339
Total deposits	$3,623,769	$3,430,373	$3,355,477	$3,344,271	$3,268,949

Borrowings	$585,124	$626,173	$491,226	$476,280	$481,337
Subordinated debentures (net of issuance costs)	54,657	54,616	54,575	54,534	54,490
Total stockholders' equity	557,691	546,173	540,277	531,032	499,588

Quarterly Average Balances
Total assets	$4,714,012	$4,495,573	$4,382,314	$4,349,961	$4,344,796
Loans receivable:
Commercial	671,525	603,733	557,347	644,263	632,892
Commercial real estate (including multifamily)	2,502,846	2,337,499	2,222,795	2,130,955	2,081,741
Commercial construction	418,439	451,038	466,455	479,342	462,399
Residential	255,755	246,864	237,418	229,738	229,953
Consumer	2,555	2,929	2,460	2,777	2,771
Gross loans	3,851,120	3,642,063	3,486,475	3,487,075	3,409,756
Unearned net origination fees	(3,724)	(3,967)	(3,304)	(3,151)	(2,956)
Loans receivable	3,847,396	3,638,096	3,483,171	3,483,924	3,406,800
Loans held-for-sale	51,008	61,259	65,860	4,549	478
Total loans	$3,898,404	$3,699,355	$3,549,031	$3,488,473	$3,407,278

Securities available-for-sale	398,635	391,965	367,940	351,809	269,895
Securities held-to-maturity	-	-	-	-	143,146
Goodwill and other intangible assets	148,553	148,737	148,930	149,123	149,317
Deposits:
Noninterest-bearing demand	688,707	667,461	655,597	666,913	640,323
Other interest-bearing deposits	1,816,162	1,712,875	1,706,991	1,631,368	1,637,500
Time deposits	1,005,997	976,012	963,976	985,944	1,007,530
Total deposits	$3,510,866	$3,356,348	$3,326,564	$3,284,225	$3,285,353

Borrowings	$570,711	$514,161	$442,595	$476,925	$488,015
Subordinated debentures	55,155	55,155	55,155	55,155	55,155
Total stockholders' equity	556,620	549,748	539,544	511,663	495,141

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
	(dollars in thousands, except for per share data)
Net interest income	$37,019	$35,101	$33,141	$33,407	$33,024
Provision for loan losses	1,450	1,450	1,100	25,200	6,750
Net interest income after provision for loan losses	35,569	33,651	32,041	8,207	26,274
Noninterest income
Annuity and insurance commissions	-	-	39	51	68
Income on bank owned life insurance	985	714	703	715	615
Net gains on sale of loans held-for-sale	50	49	21	86	56
Deposit, loan and other income	721	659	643	721	706
Net gains on sale of investment securities	-	-	1,596	-	4,131
Total noninterest income	1,756	1,422	3,002	1,573	5,576
Noninterest expenses
Salaries and employee benefits	8,872	8,632	8,206	7,888	7,791
Occupancy and equipment	1,969	1,991	2,255	2,122	2,049
FDIC insurance	840	815	895	985	745
Professional and consulting	740	734	718	901	667
Marketing and advertising	225	289	256	222	293
Data processing	1,176	1,149	1,149	1,106	1,002
Amortization of core deposit intangible	169	193	193	193	193
Increase in valuation allowance, loans held-for-sale	3,000	9,725	2,600	-	-
Other expenses	1,650	1,775	1,977	1,835	1,811
Total noninterest expenses	18,641	25,303	18,249	15,252	14,551

Income (loss) before income tax expense	18,684	9,770	16,794	(5,472)	17,299
Income tax expense (benefit)	5,607	2,087	4,914	(3,448)	5,443
Net income (loss) available to common stockholders	$13,077	$7,683	$11,880	$(2,024)	$11,856

Reconciliation of GAAP Earnings to Earnings Excluding Net Securities Gains and Expenses Related to the Taxi Medallion Loans Portfolio
Net income (loss) available to common stockholders	$13,077	$7,683	$11,880	$(2,024)	$11,856
Net gains on sales of securities (after taxes)	-	-	(1,093)	-	(2,643)
Provision related to taxi medallion loans (after taxes)	-	-	-	14,196	2,958
Increase in valuation allowance, loans held-for-sale (after taxes)	1,776	5,719	1,538	-	-
Net income available to common stockholders-adjusted	$14,853	$13,402	$12,325	$12,172	$12,171
Weighted average diluted shares outstanding	32,182,016	32,255,770	32,192,643	30,729,359	30,401,684
Diluted EPS (GAAP)	$0.41	$0.24	$0.37	$(0.07)	$0.39
Diluted EPS-adjusted (non-GAAP) (1)	0.46	0.42	0.38	0.40	0.40

Return on Assets Measures
Net income available to common stockholders-adjusted	$14,853	$13,402	$12,325	$12,172	$12,171

Average assets	$4,714,012	$4,495,573	$4,382,314	$4,349,961	$4,344,796
Less: average intangible assets	(148,553)	(148,737)	(148,930)	(149,123)	(149,317)
Average tangible assets	$4,565,459	$4,346,836	$4,233,384	$4,200,838	$4,195,479
Return on avg. assets (GAAP)	1.10%	0.69%	1.10%	(0.19)%	1.09%
Return on avg. assets-adjusted (non-GAAP) (2)	1.25	1.20	1.14	1.11	1.11
Return on avg. tangible assets (non-GAAP) (3)	1.15	0.72	1.15	(0.18)	1.14
Return on avg. tangible assets-adjusted (non-GAAP) (4)	1.30	1.25	1.19	1.16	1.16
__________________
(1) Adjusted net income available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income available to common stockholders divided by average assets.
(3) Net income available to common stockholders excluding amortization of intangible assets divided by average tangible assets.
(4) Adjusted net income available to common stockholders excluding amortization of intangible assets divided by average tangible assets.

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
Return on Equity Measures	(dollars in thousands)
Net income available to common stockholders-adjusted	$14,853	$13,402	$12,325	$12,172	$12,171

Average common equity	$556,620	$549,748	$539,544	$511,663	$495,141
Less: average intangible assets	(148,553)	(148,737)	(148,930)	(149,123)	(149,317)
Average tangible common equity	$408,067	$401,011	$390,614	$362,540	$345,824

Return on avg. common equity (GAAP)	9.32%	5.61%	8.93%	(1.57)%	9.53%
Return on avg. common equity-adjusted (non-GAAP) (5)	10.59	9.78	9.26	9.46	9.78
Return on avg. tangible common equity (non-GAAP) (6)	12.81	7.80	12.45	(2.10)	13.77
Return on avg. tangible common equity-adjusted (non-GAAP) (7)	14.54	13.52	12.91	13.48	14.13

Efficiency Measures
Total noninterest expenses	$18,641	$25,303	$18,249	$15,252	$14,551
Increase in valuation allowance, loans held-for-sale	(3,000)	(9,725)	(2,600)	-	-
Foreclosed property expense	(46)	(71)	(100)	(81)	(37)
Operating noninterest expense	$15,595	$15,507	$15,549	$15,171	$14,514

Net interest income (tax equivalent basis)	$37,929	$35,839	$33,956	$34,120	$33,762
Noninterest income	1,756	1,422	3,002	1,573	5,576
Net gains on sales of investment securities	-	-	(1,596)	-	(4,131)
Operating revenue	$39,685	$37,261	$35,362	$35,693	$35,207

Operating efficiency ratio (non-GAAP) (8)	39.3%	41.6%	44.0%	42.5%	41.2%

Net Interest Margin
Average interest-earning assets	$4,378,537	$4,168,344	$4,053,324	$4,038,030	$4,041,020

Net interest income (tax equivalent basis)	$37,929	$35,839	$33,956	$34,120	$33,762
Impact of purchase accounting fair value marks	(317)	(316)	(649)	(960)	(1,045)
Adjusted net interest income	$37,612	$35,523	$33,307	$33,160	$32,717

Net interest margin (GAAP)	3.44%	3.45%	3.40%	3.36%	3.32%
Adjusted net interest margin (non-GAAP) (9)	3.41	3.42	3.33	3.27	3.22
_____________
(5) Adjusted net income available to common stockholders divided by average common equity.
(6) Net income available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity.
(7) Adjusted net income available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income divided by average interest-earning assets.

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$557,691	$546,173	$540,277	$531,032	$499,588
Less: intangible assets	(148,442)	(148,611)	(148,804)	(148,997)	(149,190)
Tangible common equity	$409,249	$397,562	$391,473	$382,035	$350,398

Total assets	$4,844,755	$4,681,280	$4,460,816	$4,426,348	$4,327,804
Less: intangible assets	(148,442)	(148,611)	(148,804)	(148,997)	(149,190)
Tangible assets	$4,696,313	$4,532,669	$4,312,012	$4,277,351	$4,178,614

Common shares outstanding	32,015,317	32,015,317	32,004,471	31,944,403	30,197,318

Common equity ratio (GAAP)	11.51%	11.67%	12.11%	12.00%	11.54%
Tangible common equity ratio (non-GAAP) (10)	8.71	8.77	9.08	8.93	8.39

Regulatory capital ratios (Bancorp):
Leverage ratio	9.13%	9.33%	9.44%	9.29%	8.49%
Common equity tier 1 risk-based ratio	9.40	9.48	9.79	9.74	9.25
Risk-based tier 1 capital ratio	9.52	9.60	9.92	9.87	9.38
Risk-based total capital ratio	11.34	11.46	11.83	11.78	11.69
Regulatory capital ratios (Bank):
Leverage ratio	10.11%	10.34%	10.50%	10.34%	9.57%
Common equity tier 1 risk-based ratio	10.54	10.64	11.03	10.98	10.58
Risk-based tier 1 capital ratio	10.54	10.64	11.03	10.98	10.58
Risk-based total capital ratio	11.22	11.32	11.70	11.63	11.57

Book value per share (GAAP)	$17.42	$17.06	$16.88	$16.62	$16.54
Tangible book value per share (non-GAAP) (11)	12.78	12.42	12.23	11.96	11.60

Net Loan Charge-offs Detail
Net loan charge-offs (recoveries):
Charge-offs	$-	$10	$72	$37,074	$1,910
Recoveries	(20)	(60)	(129)	(2)	(12)
Net loan charge-offs	$(20)	$(50)	$(57)	$37,072	$1,898
Net loan charge-offs as a % of average total loans (annualized)	(0.00)%	(0.01)%	(0.01)%	4.23%	0.22%

Asset Quality
Nonaccrual taxi medallion loans	$47,430	$48,884	$59,054	$63,044	$3,637
Nonaccrual loans (excluding taxi medallion loans)	13,755	14,055	12,790	5,734	7,856
Other real estate owned	-	580	580	626	626
Total nonperforming assets	$61,185	$63,519	$72,424	$69,404	$12,119

Performing troubled debt restructurings	$12,749	$10,221	$10,005	$13,338	$105,338

Allowance for loan losses ("ALLL")	$29,870	$28,401	$26,901	$25,744	$37,615
ALLL, net of taxi specific reserves	29,870	28,401	26,901	25,744	25,081

Nonaccrual loans as a % of loans receivable (excluding taxi medallion loans)	0.35%	0.37%	0.36%	0.16%	0.24%
Nonperforming assets as a % of total assets	1.26	1.36	1.62	1.57	0.28
ALLL as a % of loans receivable	0.77	0.76	0.75	0.74	1.09
ALLL as a % of nonaccrual loans	48.8	45.1	37.4	37.4	327.3
ALLL (excluding taxi medallion loans specific reserves) as a % of nonaccrual loans (excluding taxi medallion loans)	217.2	202.1	210.3	449.0	319.3
ALLL (excluding taxi medallion specific reserves) as a % of loans receivable (excluding taxi medallion loans)	0.77	0.76	0.75	0.74	0.73

Loans receivable	$3,889,289	$3,761,572	$3,571,663	$3,475,832	$3,445,476
Less: taxi medallion loans	-	-	-	-	(102,735)
Loans receivable (excluding taxi medallion loans)	$3,889,289	$3,761,572	$3,571,663	$3,475,832	$3,342,741

Loans held-for-sale, taxi medallion loans	$47,430	$50,891	$61,319	$65,596	$-
__________________
(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$397,077	$3,033	3.03%	$390,462	$3,079	3.16%	$406,802	$3,293	3.22%
Total loans (2) (3) (4)	3,898,404	43,683	4.45	3,699,355	40,921	4.44	3,407,278	38,010	4.44
Federal funds sold and interest-
bearing deposits with banks	53,820	170	1.25	52,099	139	1.07	202,106	261	0.51
Restricted investment in bank stock	29,236	362	4.91	26,428	290	4.40	24,834	352	5.64
Total interest-earning assets	4,378,537	47,248	4.28	4,168,344	44,429	4.28	4,041,020	41,916	4.13
Allowance for loan losses	(28,999)			(27,355)			(34,052)
Noninterest-earning assets	364,474			354,584			337,828
Total assets	$4,714,012			$4,495,573			$4,344,796

Interest-bearing liabilities:
Time deposits	1,005,997	3,593	1.42	976,012	3,311	1.36	1,007,530	3,323	1.31
Other interest-bearing deposits	1,816,162	2,520	0.55	1,712,875	2,184	0.51	1,637,500	1,836	0.45
Total interest-bearing deposits	2,822,159	6,113	0.86	2,688,887	5,495	0.82	2,645,030	5,159	0.78

Borrowings	570,711	2,353	1.64	514,161	2,244	1.75	488,015	2,139	1.74
Subordinated debentures (5)	55,155	813	5.85	55,155	810	5.89	55,155	814	5.87
Capital lease obligation	2,688	40	5.90	2,720	41	6.05	2,814	42	5.94
Total interest-bearing liabilities	3,450,713	9,319	1.07	3,260,923	8,590	1.06	3,191,014	8,154	1.02

Noninterest-bearing demand deposits	688,707			667,461			640,323
Other liabilities	17,972			17,441			18,318
Total noninterest-bearing liabilities	706,679			684,902			658,641
Stockholders' equity	556,620			549,748			495,141
Total liabilities and stockholders' equity	$4,714,012			$4,495,573			$4,344,796

Net interest income (tax equivalent basis)		37,929			35,839			33,762
Net interest spread (6)			3.21%			3.22%			3.11%

Net interest margin (7)			3.44%			3.45%			3.32%

Tax equivalent adjustment		(910)			(738)			(738)
Net interest income		$37,019			$35,101			$33,024

________________________
(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Does not reflect netting of debt issuance costs of $525, $565 and $697 for the three months ended September 30, 2017,
June 30, 2017 and September 30, 2016, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.